Exhibit 16.1

December 21, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Applied Genetic Technologies Corporation’s statements included under Item 4.01 (a) of its Form 8-K filed on December 21, 2017 and we agree with such statements concerning our Firm.

Very truly yours,

/s/ RSM US LLP